UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: August 30, 2002

THE DIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization) 15501 NORTH DIAL BOULEVARD SCOTTSDALE, ARIZONA (Address of Principal Executive Offices)	51-0374887 (I.R.S. Employer Identification No.) 85260-1619 (Zip Code)

Registrant's Telephone Number, Including Area Code (480) 754-3425

Item 7. Exhibits.

(e)	Exhibits

(99) Press Release of the Company dated August 29, 2002

Item 9. Regulation FD Disclosure

On August 29, 2002, Dial issued a press release announcing that The Dial Corporation’s CEO and CFO will present at the Prudential Securities Back to School Consumer Conference. This release also announced that Dial expects that its full-year 2002 earnings per share from continuing operations and before special items will be consistent with current guidance of approximately $1.19. A copy of the press release is filed herewith as Exhibit 99.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Dial Corporation
August 30, 2002

/s/ Conrad A. Conrad
Conrad A. Conrad
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99	Press Release of the Company dated August 29, 2002